UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2013

UNIVERSAL HEALTH REALTY

INCOME TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-9321	23-6858580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center
367 South Gulph Road
King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 265-0688

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On December 28, 2012, the Trust purchased the Northwest Texas Professional Office Tower, a multi-tenant medical office building consisting of approximately 72,000 rentable square feet, located in Amarillo, Texas. The property, which is 100% occupied, was purchased for approximately $9.6 million, utilizing borrowings from the Trust’s revolving credit facility.

When combined with the January, 2012 acquisition of PeaceHealth Medical Clinic located in Bellingham, Washington for $30.4 million (including the assumption of $22.4 million of third-party financing), the aggregate purchase price of the properties acquired by the Trust in 2012 exceeded 10% of the Trust’s total assets as of December 31, 2011.

Item 9.01 Financial Statements and Exhibits.

(a.)	The Trust intends to file the financial statements that are required to be filed pursuant to this item by an amendment within the time permitted by Item 9.01(a).

(b.)	The Trust intends to file the pro forma financial information that is required to be filed pursuant to this item by an amendment within the time permitted by Item 9.01(a).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH REALTY INCOME TRUST

By:	/s/ Charles F. Boyle
Name:	Charles F. Boyle
Title:	Vice President and Chief Financial Officer

Date: January 3, 2013